                                                                     EXHIBIT 4.5


                          RECAPITALIZATION AGREEMENT
                          --------------------------


     This recapitalization agreement (the "Agreement") is made and entered into effective as of August ___ 1998, by and among Pinnacle Holdings Inc. (the "Company") and the persons and entities listed on the signature pages hereto (collectively referred to herein as the "Participating Stockholders"). Terms not otherwise defined herein shall have the meanings given in the Company's Amended and Restated Certificate of Incorporation in effect on the date of this Agreement.

                                   Recitals
                                   --------

     A. The Company recently began negotiating a proposal with certain underwriters to commence a public offering of common stock of the Company (the "Proposed Offering"). The parties desire to set forth herein the terms of the Participating Stockholders' participation in the Proposed Offering.

     B. The Company and the Participating Stockholders are parties to (or have agreed to be bound by) either a Second Amended and Restated Subscription and Stockholders Agreement dated as of May 16, 1996, as amended effective July 1, 1997, or certain Employee Subscription Agreements (the "Stockholders Agreements").

     C. As of the date of this Agreement, the Company's outstanding capital stock consists of: (i) 202,500 shares of Class A Common Stock, par value $0.001 per share ("Class A Common"); (ii) 12,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common"); (iii) 40,000 shares of Class D Common Stock, par value $0.001 per share ("Class D Common"); and (iv) 174,766 shares of Class E Common Stock, par value $0.001 per share ("Class E Common"). The ownership of the Company's outstanding capital stock is set forth in Schedule I
                                                                     ----------
hereto.

     D. In connection with the Proposed Offering, the Participating Stockholders (holders of a majority of the issued and outstanding shares of capital stock of the Company) desire to cause a recapitalization of the Company pursuant to which (i) the Company will have a single class of common stock authorized and outstanding, (ii) the outstanding shares of Class D Common shall be converted into shares of Class C Common Stock, par value $0.001 per share ("Class C Common"), and (iii) the outstanding shares of Class A Common, Class B Common, Class C Common and Class E Common shall be converted into shares of a single class of common stock and, in certain cases, the right to receive payments from the Company upon the consummation of the Public Offering.

     Accordingly, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each party hereto agrees as follows:

     1.  Certificate of Amendment.  The Participating Stockholders will vote or
         ------------------------
act by written consent to approve, and Company will cause to be filed, an amendment of ARTICLE FOUR of the Company's amended and restated certificate of incorporation substantially in the form of Exhibit A hereto (the "Certificate of
                                           ---------
Amendment") with the Secretary of State of the State of Delaware prior to the consummation of the Public Offering, which shall cause the following to occur:

     (a) Capitalization.   Effective immediately prior to the consummation of
         --------------
the closing of a firm underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Company's common stock (the "IPO Effective Time"), the authorized capital stock of the Company shall consist of 100,000,000 shares of common stock, $0.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, $0.001 per share.

     (b) Class A Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class A Common shall be converted into (i) 72.7825668 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO cash in an amount equal to the Unpaid Yield on such share of Class A Common as of such date (which is set forth by holder of Class A Common in Schedule I hereto),
                                                             ----------
and $100.00, the Unpaid Preference Amount on such share of Class A Common as of such date.

     (c) Class B Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class B Common shall be converted into (i) 72.7825668 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO $100.00, the Unpaid Preference Amount on such share of Class B Common as of such date.

     (d) Class C Common and Class D Common.  At the IPO Effective Time, each
         ---------------------------------
outstanding share of Class D Common shall be converted into 1.6221 shares of Class C Common and, simultaneously therewith, each such share of Class C Common shall be converted into 72.7825668 shares of Common Stock.

     (e) Class E Common.  At the IPO Effective Time, each outstanding share of
         --------------
Class E Common shall be converted into (i) 72.7825668 shares of Common Stock and
(ii) the right to receive from the Company out of its proceeds from the IPO $100.00, the Unpaid Preference Amount on such share of Class E Common as of such date.

     2.  Proposed Offering.
         -----------------

     (a) Definitions.  As used in this Section, the following terms shall have
         -----------
the respective meanings set forth in this subsection. Certain additional defined terms used in this Section are defined elsewhere in this Agreement, including elsewhere in this Section.

     "Additional Shares" means any and all shares of Common Stock which the Underwriters (as defined below) shall have an option to purchase pursuant to the Underwriting Agreement (as defined below) for the purpose of covering over-allotments in connection with the Proposed Offering.

     "Firm Shares" means any and all shares of Common Stock, other than Additional Shares, which are purchased pursuant to the Underwriting Agreement in connection with the Proposed Offering.

     "Original Issue Date" means, with respect to any share of Common Stock, the date of original issuance by the Company of the shares of its capital stock surrendered for conversion into such share of Common Stock pursuant to the Certificate of Amendment.

     (b) Structure of Proposed Offering.  The Proposed Offering involves the
         ------------------------------
proposed sale by the Company and the Participating Stockholders of shares of Common Stock to certain underwriters to be listed in a schedule to the Underwriting Agreement referred to below (the "Underwriters"), for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, Raymond James & Associates and Smith Barney Inc. are expected to act as representatives (the "Representatives"), for distribution of such shares (the "Shares") to the public under a Registration Statement on Form S-11 to be filed under the Securities Act of 1933, as amended, as such Registration Statement is thereafter amended. Based on its discussions with the Representatives to date, the Company anticipates that pursuant to the Underwriting Agreement, and subject to their respective terms and conditions, the Underwriters will commit to purchase from the Company and the Participating Stockholders a specified number of Firm Shares and will be granted an "over-allotment" option to purchase up to a specified number of Additional Shares.

     (c) Participation of Participating Stockholders.  The parties to this
         -------------------------------------------
Agreement have agreed that, notwithstanding any provision of the applicable Stockholders Agreements:

               (1) Each of the Company and the Participating Stockholders (collectively, the "Sellers") shall be entitled to register and sell to the Underwriters (A) the percentage of the total number of Firm Shares which are registered and sold to the Underwriters by the Sellers which is set forth opposite the name of such Seller in Schedule II attached to this
                                               -----------
     Agreement (such Seller's "Allocation Percentage"), and (B) the same Allocation Percentage of the total number of Additional Shares which are registered and sold to the Underwriters by the Sellers. The Allocation Percentages of the Sellers set forth on Schedule II
                                             -----------
     hereto shall apply regardless of the number of Firm Shares or Additional Shares (if any) which may be registered or sold in the Proposed Offering.

               (2) If any Seller notifies the Company in writing prior to the execution of the Underwriting Agreement that it shall not tender, at the closing of the sale and purchase of any Firm Shares or Additional Shares pursuant to and in accordance with the terms of the Underwriting Agreement, the full number of Firm Shares or Additional Shares which such Participating Stockholder is entitled to sell pursuant to the Underwriting Agreement and this Agreement (including by reason of this Section 2(c)(2)), then the aggregate number of Firm Shares or Additional Shares (as the case may be) that the remaining Participating Stockholders (the "Other Sellers") shall be entitled to sell pursuant to the Underwriting Agreement shall be increased by the number of such shares that such Seller failed to tender (the "Extra Shares"). Unless all of the Other Sellers otherwise agree, the Extra Shares shall be allocated among the Other Sellers pro rata, based on
                                                             --- ----
     the ratio which the Allocation Percentage of each Other Seller bears to the sum of the Allocation Percentages of all Other Sellers Each Other Seller shall have the option, but not the obligation, to elect to sell its proportionate part of such Extra Shares and may exercise such option in whole or in part. If any such Other Seller declines or fails for any reason to exercise such option at all or in full, then the Extra Shares as to which such option was not exercised shall be apportioned among the remaining Other Sellers who exercised their options in full on a similar pro rata basis, and such process shall continue until either the full
     --- ----
     number of Extra Shares have been allocated to one or more Other Sellers or until each of the Other Sellers has obtained by this process of apportionment the right to sell the entire percentage of the Extra Shares that it desires. If, after completion of such process, there remains any Extra Shares which have not been allocated to one or more Other Sellers, then the Company may increase by an equivalent number the number of Firm Shares or Additional Shares (as the case may be) which are to be sold by the Company pursuant to the Underwriting Agreement. If any Seller fails or refuses for any reason to tender, at the closing of the sale and purchase of any Firm Shares or Additional Shares pursuant to and in accordance with the terms of the Underwriting Agreement, the full number of Firm Shares or Additional Shares which such Participating Stockholder is entitled to sell pursuant to such agreement and if such agreement is not terminated in accordance with its terms, then the aggregate number of Firm Shares or Additional Shares (as the case may be) that the remaining Sellers shall be entitled to sell pursuant to the Underwriting Agreement shall be increased in such manner as the Company, the Participating Stockholders (excluding any thereof who is such a nontendering Seller) and the Representatives shall agree.

               (3) The Company covenants and agrees that (A) unless all of the Participating Stockholders otherwise agree in writing, no person not named on

     Schedule II hereto shall be entitled to register or sell securities in the
     -----------
     Proposed Offering and (B) no Participating Stockholder shall be permitted to participate in the Proposed Offering on any basis which is more favorable than the basis on which any Participating Stockholder is permitted to participate. Without limiting the generality of subclause (B) of this clause, no Participating Stockholder shall be required to execute or deliver any underwriting agreement, custody agreement, power-of-attorney, "lock-up" agreement or other agreement or instrument which contains provisions that are materially more adverse to such Holder than the most favorable form thereof required of any Participating Stockholder (disregarding variations which appropriately reflect factual differences, such as differences in the form of organization of Participating Stockholders which are entities or in the number or type of securities held or being registered and sold by the Participating Stockholders).

               (4) Notwithstanding the foregoing, no Participating Stockholder shall have any obligation to participate in the Proposed Offering in the event that the offering price per share of Common Stock in the Proposed Offering is less than $_____.

               (5) The Firm Shares and Additional Shares to be sold by a Participating Stockholder shall be take from the shares of Common Stock owned by such Participating Stockholder based on the Original Issue Date of such shares of Common Stock as follows: (A) first, shares of Common Stock held by such Participating Stockholder, if any, with an Original Issue Date which is more than one year, but not more than two years prior to the IPO Effective Time, with those shares of Common Stock with the most recent Original Issue Date being sold first; (B) second, shares of Common Stock held by such Participating Stockholder, if any, with an Original Issue Date which is more than two years prior to the IPO Effective Time; and (C) third, shares of Common Stock held by such Participating Stockholder, if any, with an Original Issue Date which is not more than one year prior to the IPO Effective Time.

          (d) Waiver.  To the extent that such waiver is required for such
              ------
purpose, each party hereto hereby waives any provision of the applicable Stockholders Agreements, or any other agreement or instrument referred to therein to which such party hereto is a party or which otherwise govern the terms of or such party's rights or obligations with respect to securities of the Company held by such party which, absent such waiver, would prevent any Participating Stockholder from participating in the Proposed Offering on the basis and terms contemplated hereby, impose any restrictions upon such participation on such basis or terms. Such waiver shall terminate if this Agreement terminates in accordance with its terms.

          (e) Transfer Restriction.  In the event that during the period
              --------------------
commencing on the date of this Agreement and terminating upon the first to occur of consummation of the Proposed Offering or September 30, 1998, a Participating Stockholder directly or indirectly sells, pledges, encumbers, assigns, gifts, hypothecates, exchanges, transfers or otherwise disposes of any shares of capital stock of the Company (a "Transfer"), such shares and the transferee thereof (the "Transferee") shall be subject to and bound by the terms of this Agreement, and such Participating Stockholder covenants and agrees that, in connection with such Transfer, the Participating Stockholder shall delivery a copy of this Agreement to the Transferee.

     3.   Termination.  If the Proposed Offering shall not have been consummated
          -----------
on or before September 30, 1998, this Agreement shall automatically terminate, provided, however, that in the event the Proposed Offering shall not have been consummated on or before September 30, 1998, but the Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware on or before September 30, 1998, the parties shall cooperate and take such actions as may be reasonably required, including the adoption and filing of an additional amendment to the Company's certificate of incorporation, to return the capital structure of the Company to the capital structure in effect on the date of this Agreement.

     4.   Representations and Warranties of the Company To Each of the
          ------------------------------------------------------------
Participating Stockholders.  The Company represents and warrants to each of the
--------------------------
Participating Stockholders as follows: (i) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby,
(ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all stockholder approvals and other action), and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     5.   Representations and Warranties of each Participating Stockholder.
          ----------------------------------------------------------------
Each Participating Stockholder, severally and not jointly, and with respect to itself only and not with respect to any other Participating Stockholder, represents and warrants to the Company and each other Participating Stockholder that (i) this Agreement has been duly executed and delivered by such Participating Stockholder; (ii) the execution, delivery and performance by such Participating Stockholder of, and the consummation by such Participating Stockholder of the transactions contemplated by, this Agreement have been duly and validly authorized by all necessary partnership action on the part of such Participating Stockholder, if such Participating Stockholder is a partnership, or by all necessary corporate action on the part of such Participating Stockholder, if such Participating Stockholder is a corporation; and (iii) this Agreement constitutes a legal, valid and binding obligation of such Participating Stockholder enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     6.   No Joint Obligations of Participating Stockholders and Company.  Each
          --------------------------------------------------------------
Participating Stockholder and the Company shall be (i) obligated hereunder only with respect to those covenants and agreements which by their terms are applicable to such party, and no such party shall have any liability with respect to any other party's obligations hereunder and (ii) separately and independently entitled to rely on the representations and warranties of each other party made to each party in this Agreement, and to the benefit of all agreements, covenants, obligations and commitments of each other party made with or to such party herein. Without limiting the generality of the preceding sentence, no provision of this Agreement shall be construed as creating any concept of "group" liability.

     7.   Miscellaneous.
          -------------

          (a) Survival of Provisions.  The representations and warranties of the
              ----------------------
parties made in or pursuant to this Agreement shall survive the consummation of any of the transactions contemplated hereby, in each case regardless of any investigation that may have been or may be made by or on behalf of any other party.

          (b) Communications.  All notices and other communications required or
              --------------
permitted by this Agreement shall be in writing, and, (i) if to any Participating Stockholder, addressed to such Participating Stockholder at such Participating Stockholder's address specified in the Company's books and records or at such other address as such Participating Stockholder may designate in a written notice to the Company and (ii) if to the Company, to Pinnacle Holdings Inc., 1549 Ringling Boulevard, 3rd Floor, Sarasota, Florida 34236 or to such other address as the Company may designate in a written notice to each Participating Stockholder. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next business day delivery or by telegram and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram, on the date sent; and (4) if delivered by hand, on the date of delivery.

          (c) Binding Effect; Successors and Assigns; Entire Agreement.  Except
              --------------------------------------------------------
as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, legal representatives and permitted assigns. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the specific subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter.

          (d) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provision of this sentence, may not be amended, modified or supplemented unless approved in writing by each of the Company and the Participating Stockholders.

          (e) Governing Law.  This Agreement will be governed by, and will be
              -------------
construed in accordance with, the laws of the state of Delaware, without regard to conflict or choice of law principles of the state of Delaware which might otherwise cause the internal laws of any other jurisdiction to be applied.

          (f) Interpretation.  The headings of the sections contained in this
              --------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          (g) No Implied Waivers.  No action taken pursuant to this Agreement,
              ------------------
including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          (h) Counterparts.  This instrument may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

          (i) Further Assurances.  Each party shall cooperate and take such
              ------------------
actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as provided herein.

                                    COMPANY:

                                    PINNACLE HOLDINGS INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    PARTICIPATING STOCKHOLDERS:

                                    ABRY BROADCAST PARTNERS II, L.P.

                                     By ABRY Capital, L.P.
                                     Its General Partner

                                      By ABRY Holdings, Inc.
                                      Its General Partner

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                    ____________________________________________
                                    Robert J. Wolsey



                                    ____________________________________________
                                    James M. Dell'Apa


                                    ____________________________________________
                                    Steven Day


                                    ____________________________________________
                                    Kathleen R. Day

                                    ____________________________________________
                                    James Bokish


                                    ____________________________________________
                                    Shirley Putnam


                                    ____________________________________________
                                    Slade Lindsay


                                    ____________________________________________
                                    Ben Gaboury


                                    ____________________________________________
                                    David Zahn


                                    ____________________________________________
                                    Martin Alvarez

                                  SCHEDULE I
                                  ----------

==================================================================================
                                         UNPAID
                                         ------
                                       YIELD FOR
                                       ---------
                             CLASS A    CLASS A       CLASS B    CLASS D    CLASS E
                             -------    -------       -------    -------    -------
                             COMMON      COMMON       COMMON     COMMON     COMMON
                             ------      ------       ------     ------     ------
NAME                         SHARES      SHARES       SHARES     SHARES     SHARES
----                         ------      ------       ------     ------     ------
----------------------------------------------------------------------------------
ABRY Broadcast               200,000   $4,761,122         -          -     172,266
 Partners II, L.P.
----------------------------------------------------------------------------------
Robert J. Wolsey                   -            -     4,900      5,900           -
----------------------------------------------------------------------------------
Pantera, Inc.                      -            -       100        100           -
----------------------------------------------------------------------------------
Pantera Partnership, Ltd.          -            -     5,000      5,000           -
----------------------------------------------------------------------------------
James M. Dell'Apa                  -            -     1,500     10,000       2,500
----------------------------------------------------------------------------------
Steven Day                         -            -       500      1,900           -
----------------------------------------------------------------------------------
Kathleen R. Day                    -            -         -      1,900           -
----------------------------------------------------------------------------------
South Creek, Inc.                  -            -         -        200           -
----------------------------------------------------------------------------------
South Creek Partnership,           -            -         -      6,000           -
 Ltd.
----------------------------------------------------------------------------------
James Bokish                       -            -         -      1,000           -
----------------------------------------------------------------------------------
Shirley Putnam                     -            -         -      1,000           -
----------------------------------------------------------------------------------
Slade Lindsay                      -            -         -      4,000           -
----------------------------------------------------------------------------------
Ben Gaboury                        -            -         -      1,000           -
----------------------------------------------------------------------------------
David Zahn                         -            -         -      1,000           -
----------------------------------------------------------------------------------
Martin Alvarez                     -            -         -      1,000           -
----------------------------------------------------------------------------------
Other Stockholders             2,500   $   59,012         -          -           -
==================================================================================
TOTAL:                       202,500   $4,821,134    12,000     40,000     174,766
==================================================================================

                                  SCHEDULE II
                                  -----------



==========================================================
NAME                                ALLOCATION PERCENTAGE
----                                ---------------------
----------------------------------------------------------
Pinnacle Holdings Inc.                      86.956%
----------------------------------------------------------
ABRY Broadcast Partners II, L.P.            10.751%
----------------------------------------------------------
Robert J. Wolsey                             0.804%
----------------------------------------------------------
James M. Dell'Apa                            0.584%
----------------------------------------------------------
Steven Day                                  0.2415%
----------------------------------------------------------
Kathleen R. Day                             0.2415%
----------------------------------------------------------
James Bokish                                 0.047%
----------------------------------------------------------
Shirley Putnam                               0.047%
----------------------------------------------------------
Slade Lindsay                                0.187%
----------------------------------------------------------
Ben Gaboury                                  0.047%
----------------------------------------------------------
David Zahn                                   0.047%
----------------------------------------------------------
Martin Alvarez                               0.047%
==========================================================